Exhibit 99.1

NEWS RELEASE

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Kevin M LeMahieu, Chief Financial Officer

Phone: (920) 652-3200 / klemahieu@bankfirst.com

FOR IMMEDIATE RELEASE

Bank First Announces Net Income for the Second Quarter of 2022

•	Net income of $11.7 and $21.8 million for the three and six months ended June 30, 2022, respectively
•	Earnings per common share of $1.55 and $2.89 for the three and six months ended June 30, 2022, respectively
•	Quarterly cash dividend of $0.25 per share declared, a 13.6% increase from the prior quarter and 19.0% increase from the prior year second quarter

MANITOWOC, Wis, July 19, 2022 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $11.7 million, or $1.55 per share, for the second quarter of 2022, compared with net income of $11.5 million, or $1.50 per share, for the prior-year second quarter. For the six months ended June 30, 2022, Bank First earned $21.8 million, or $2.89 per share, compared to $23.1 million, or $2.99 per share for the same period in 2021.

Operating Results

Net interest income (“NII”) during the second quarter of 2022 was $23.5 million, up $1.2 million from the previous quarter and up $1.7 million from the second quarter of 2021. Interest income on loans originated through the Small Business Administration’s Paycheck Protection Program (“PPP”) totaled $0.4 million during the second quarter of 2022, compared to $0.7 million during the previous quarter and $1.9 million during the second quarter of 2021.

During much of the first two quarters of 2022 the Bank engaged in a strategy to enhance NII, utilizing $300.0 million in short-term borrowings from the Federal Home Loan Bank and investing these funds in short-term, liquid, risk-free, interest-earning assets. This strategy increased NII by $0.2 million and $0.1 million during the second and first quarters of 2022, respectively.

Purchase accounting entries, resulting from our acquisitions of other institutions over the last several years, increased NII during the second quarter of 2022 by $0.4 million, or $0.04 per share after tax, compared to $0.3 million and $0.4 million, or $0.03 and $0.04 per share after tax, for the previous quarter and second quarter of 2021, respectively. For the first six months of 2022 and 2021 the impact of these purchase accounting entries increased NII by $0.7 million, or $0.07 per share after tax, and $0.9 million, or $0.09 per share after tax, respectively.

Net interest margin (“NIM”) was 3.21% for the second quarter of 2022, compared to 3.06% for the previous quarter and 3.37% for the second quarter of 2021. Purchase accounting entries added 0.05%, 0.04% and 0.08% to NIM for each of these periods, respectively. The aforementioned short-term NII enhancement strategy decreased NIM by 0.27% during the current quarter and 0.29% during the previous quarter.

Bank First recorded a provision for loan losses of $0.5 million during the second quarter of 2022, compared to $1.2 million during the previous quarter and $1.0 million during the second quarter of 2021. Provision expense was $1.7 million for the first six months of 2022 compared to $1.9 million for the same period during 2021. Recoveries of previously charged-off loans exceeded currently charged-off loans by $0.7 million through the first six months of 2022, compared to recoveries negligibly exceeding charge-offs through the first six months of 2021.

Noninterest income was $5.6 million for the second quarter of 2022, compared to $5.2 million during the previous quarter and $6.6 million for the second quarter of 2021. The primary catalyst of the decrease in noninterest income between the year-over-year second quarters was the industry-wide slowdown in residential mortgage lending which led to a decline in gains on sales of mortgage loans to the secondary market of $1.8 million. Offsetting this decline, the Bank experienced a $1.5 million increase in the value of mortgage servicing rights during the second quarter of 2022, compared to an increase of $0.6 million in this valuation during the second quarter of 2021.

Noninterest expense was $13.2 million in the second quarter of 2022, compared to $12.7 million during the previous quarter and $12.3 million during the second quarter of 2021. The year-over-year increase in second quarter noninterest expense was principally related to expenses resulting from Bank First’s pending acquisition of Denmark Bancshares, Inc., totaling $0.6 million in the second quarter of 2022 (negatively impacting earnings per share after tax by $0.06 during that period) and $1.1 million through the first six months of 2022 (negatively impacting earnings per share after tax by $0.12 during that period). The majority of these expenses were classified as outside service fees. Occupancy, equipment and office expenses have increased during the first six months of 2022 as a result of significant inflationary pressure.

Balance Sheet

Total assets were $2.96 billion at June 30, 2022, a $23.5 million increase from December 31, 2021, and up $142.1 million from June 30, 2021. Total loans were $2.39 billion at June 30, 2022, up $152.1 million from December 31, 2021, and up $162.4 million from June 30, 2021. Excluding PPP repayments or forgiveness, loans grew by 13.3% over the trailing twelve months. Annualized loan growth during the second quarter of 2022 and first six months of 2022, also excluding PPP activity, amounted to 14.3% and 16.2%, respectively. Total deposits, nearly all of which remain core deposits, were $2.60 billion at June 30, 2022, up $73.0 million from December 31, 2021, and up $142.1 million from June 30, 2021. Noninterest-bearing demand deposits comprised 31.7% of the Bank’s total core deposits at June 30, 2022.

Asset Quality

Nonperforming assets at June 30, 2022, totaled $5.3 million, down from $8.2 million and $12.6 million at the end of the fourth and second quarters of 2021, respectively. Nonperforming assets to total assets ended the second quarter of 2022 at 0.18%, down from 0.28% and 0.45% at the end of the fourth and second quarters of 2021, respectively.

Capital Position

Stockholders’ equity totaled $314.2 million at June 30, 2022, a decrease of $8.5 million from the end of 2021 but an increase of $2.7 million from June 30, 2021. Interest rate movements during the first half of 2022 significantly impacted the value of investments in the Bank’s available-for-sale investment portfolio, creating an unrealized loss in other comprehensive income which reduced stockholders’ equity by $7.4 million during the second quarter and $15.6 million year-to-date. Dividends totaling $3.3 million and share repurchases totaling $12.1 million further reduced capital through the first six months of 2022. Strong earnings served to partially offset these items, increasing capital by $21.8 million.

Dividend Declaration

Bank First’s Board of Directors approved a quarterly cash dividend of $0.25 per common share, payable on October 5, 2022, to shareholders of record as of September 21, 2022. This dividend represents a 13.6% increase over the previous quarter’s dividend, and a 19.0% increase over the dividend declared one year earlier.

Bank First Corporation provides financial services through its subsidiary, Bank First, which was incorporated in 1894. The bank is an independent community bank with 21 banking locations in Wisconsin. The bank has grown through both acquisitions and de novo branch expansion. The company employs approximately 285 full-time equivalent staff and has assets of approximately $3.0 billion. Bank First offers loan, deposit and treasury management products at each of its banking offices. Insurance services are available through our bond with Ansay & Associates, LLC. Trust, investment advisory and other financial services are offered through the bank’s partnership with Legacy Private Trust, an alliance with Morgan Stanley and an affiliation with McKenzie Financial Services, LLC. The bank is a co-owner of a bank technology outfitter, UFS, LLC, which provides digital, core, cybersecurity, managed IT and cloud services. Further information about Bank First Corporation is available by clicking on the Investor Relations tab at www.BankFirst.com.

# # #

Forward-Looking Statements: Certain statements contained in this press release and in other recent filings may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the proposed merger with Denmark Bancshares, Inc. (“Denmark”) (the “Denmark merger”), statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality and management’s long-term performance goals, and statements relating to the anticipated effects on our business, financial condition and results of operations from expected developments or events, our business, growth and strategies. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions.

These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond Bank First’s control. The inclusion of these forward-looking statements should not be regarded as a representation by Bank First or any other person that such expectations, estimates, and projections will be achieved. Accordingly, Bank First cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) business and economic conditions nationally, regionally and in our target markets, particularly in Wisconsin and the geographic areas in which we operate, (2) changes in government interest rate policies, (3) our ability to effectively manage problem credits, (4) the risk that the cost savings and any revenue synergies from the Denmark merger may not be realized or may take longer than anticipated to be realized, (5) disruption from the Denmark merger with customer, supplier, employee or other business partner relationships, (6) the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement with Denmark, (7) the failure to obtain necessary regulatory approvals for the Denmark merger, (8) the failure to obtain the approval of Bank First’s and Denmark’s shareholders in connection with the Denmark merger, (9) the possibility that the costs, fees, expenses, and charges related to the Denmark merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (10) the failure of the closing conditions to the Denmark merger to be satisfied, or any unexpected delay in closing the Denmark merger, (11) the risks related to the integrations of the combined businesses following the Denmark merger, including the risk that the integrations will be materially delayed or will be more costly or difficult than expected, (12) the diversion of management time on issues related to the Denmark merger, (13) the ability of Bank First to effectively manage the larger and more complex operations of the combined company following the Denmark merger, (14) the dilution caused by Bank First’s issuance of additional shares of its common stock in the Denmark merger, (15) the risks associated with Bank First’s pursuit of future acquisitions, (16) reputational risk and the reaction of the parties’ respective customers to the Denmark merger, (17) Bank First’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, (18) the risk of potential litigation or regulatory action related to the Denmark merger, and (19) general competitive, economic, political, and market conditions.

Further information regarding Bank First and factors which could affect the forward-looking statements contained herein can be found in Bank First's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Bank First’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and Bank First undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for Bank First to predict their occurrence or how they will affect the company.

Bank First Corporation
Consolidated Financial Summary (Unaudited)

(In thousands, except per share data)	At or for the Three Months Ended					At or for the Period Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Results of Operations:
Interest income	$25,820	$24,220	$25,043	$24,898	$24,003	$50,040	$48,445
Interest expense	2,340	1,930	1,812	1,964	2,189	4,270	4,528
Net interest income	23,480	22,290	23,231	22,934	21,814	45,770	43,917
Provision for loan losses	500	1,200	600	650	950	1,700	1,850
Net interest income after provision for loan losses	22,980	21,090	22,631	22,284	20,864	44,070	42,067
Noninterest income	5,551	5,234	5,520	5,031	6,647	10,785	12,990
Noninterest expense	13,219	12,731	13,435	12,469	12,294	25,950	24,652
Income before income tax expense	15,312	13,593	14,716	14,846	15,217	28,905	30,405
Income tax expense	3,658	3,410	3,553	3,628	3,669	7,068	7,343
Net income	$11,654	$10,183	$11,163	$11,218	$11,548	$21,837	$23,062

Earnings per common share - basic	$1.55	$1.34	$1.46	$1.46	$1.50	$2.89	$2.99
Earnings per common share - diluted	1.55	1.34	1.46	1.46	1.50	2.89	2.99

Common Shares:
Basic weighted average	7,457,443	7,540,264	7,570,128	7,605,541	7,653,317	7,557,909	7,655,738
Diluted weighted average	7,472,561	7,559,844	7,595,052	7,624,791	7,668,740	7,517,767	7,674,993
Outstanding	7,470,255	7,570,766	7,616,540	7,641,771	7,688,795	7,470,255	7,688,795

Noninterest income / noninterest expense:
Service charges	$1,441	$1,422	$1,574	$1,491	$1,596	$2,863	$3,063
Income from Ansay	819	826	383	756	723	1,645	1,448
Income from UFS	563	705	776	751	663	1,268	1,029
Loan servicing income	2,106	1,062	1,557	599	1,178	3,168	1,683
Net gain on sales of mortgage loans	403	671	1,167	1,206	2,187	1,074	4,998
Net gain (loss) on other real estate owned	(25)	171	(186)	-	73	146	206
Other noninterest income	244	377	249	228	227	621	563
Total noninterest income	$5,551	$5,234	$5,520	$5,031	$6,647	$10,785	$12,990

Personnel expense	$7,006	$7,175	$7,307	$6,996	$7,121	$14,181	$14,212
Occupancy, equipment and office	1,214	1,115	950	1,070	968	2,329	2,178
Data processing	1,431	1,345	1,334	1,259	1,358	2,776	2,751
Postage, stationery and supplies	144	183	181	204	131	327	328
Advertising	55	89	75	50	53	144	102
Charitable contributions	235	168	135	121	152	403	278
Outside service fees	1,386	1,172	776	741	804	2,558	1,559
Net loss on sales of securities	-	-	-	3	-	-	-
Amortization of intangibles	294	293	352	351	351	587	702
Other noninterest expense	1,454	1,191	2,325	1,674	1,356	2,645	2,542
Total noninterest expense	$13,219	$12,731	$13,435	$12,469	$12,294	$25,950	$24,652

Period-end balances:
Cash and cash equivalents	$43,986	$107,359	$296,860	$299,953	$251,071	$43,986	$251,071
Investment securities available-for-sale, at fair value	292,426	297,063	212,689	148,376	153,818	292,426	153,818
Investment securities held-to-maturity, at cost	33,867	5,841	5,911	5,912	5,912	33,867	5,912
Loans	2,387,617	2,316,688	2,235,515	2,208,915	2,225,217	2,387,617	2,225,217
Allowance for loan losses	(22,699)	(21,749)	(20,315)	(20,237)	(19,547)	(22,699)	(19,547)
Premises and equipment	50,608	50,068	49,461	44,181	43,503	50,608	43,503
Goodwill and core deposit intangible, net	58,805	59,099	59,392	59,743	60,095	58,805	60,095
Mortgage servicing rights	6,977	5,466	5,016	4,345	4,738	6,977	4,738
Other assets	109,440	105,101	93,023	95,417	94,143	109,440	94,143
Total assets	2,961,027	2,924,936	2,937,552	2,846,605	2,818,950	2,961,027	2,818,950

Deposits	2,601,479	2,557,106	2,528,440	2,472,258	2,446,654	2,601,479	2,446,654
Securities sold under repurchase agreements	16,125	13,130	41,122	17,402	21,679	16,125	21,679
Borrowings	19,235	25,247	25,511	26,679	26,697	19,235	26,697
Other liabilities	10,026	11,150	19,826	15,004	12,490	10,026	12,490
Total liabilities	2,646,865	2,606,633	2,614,899	2,531,343	2,507,520	2,646,865	2,507,520

Stockholders' equity	314,162	318,303	322,653	315,262	311,430	314,162	311,430

Book value per common share	42.06	42.04	42.36	41.26	40.50	42.06	40.50
Tangible book value per common share	34.18	34.24	34.56	33.44	32.69	34.18	32.69

Bank First Corporation
Consolidated Financial Summary (Unaudited)

(In thousands, except per share data)	At or for the Three Months Ended					At or for the Period Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Average balances:
Loans	$2,341,954	$2,271,956	$2,207,615	$2,218,324	$2,247,026	$2,307,147	$2,221,715
Interest-earning assets	2,975,376	3,001,174	2,695,175	2,659,584	2,633,850	2,988,202	2,591,044
Total assets	3,186,384	3,209,202	2,901,685	2,861,959	2,835,580	3,198,603	2,793,261
Deposits	2,566,520	2,543,471	2,513,918	2,479,799	2,453,156	2,555,060	2,404,790
Interest-bearing liabilities	2,053,369	2,080,172	1,759,437	1,738,895	1,723,395	2,066,697	1,709,132
Goodwill and other intangibles, net	58,987	59,285	59,614	59,969	60,363	59,135	60,571
Stockholders' equity	317,484	322,852	318,837	313,868	308,201	320,153	304,288

Paycheck Protection Program ("PPP") loan information
PPP Loans (period end)	$5,625	$16,904	$31,100	$62,639	$127,277	$5,625	$127,277
PPP Loan Deferred Origination Fees (period end)	106	477	1,080	2,243	4,252	106	4,252
PPP Loans (average during the period)	10,138	23,552	50,602	95,645	171,036	16,808	172,653
Interest income recognized during the period (includes recognized origination fees)	396	662	1,290	2,251	1,922	1,058	4,290

Financial ratios:
Return on average assets	1.47%	1.27%	1.53%	1.57%	1.63%	1.38%	1.65%
Return on average common equity	14.72%	12.62%	13.89%	14.30%	14.99%	13.75%	15.16%
Average equity to average assets	9.96%	10.06%	10.99%	10.97%	10.87%	10.01%	10.89%
Stockholders' equity to assets	10.61%	10.88%	10.98%	11.08%	11.05%	10.61%	11.05%
Tangible equity to tangible assets	8.80%	9.04%	9.15%	9.17%	9.11%	8.80%	9.11%
Loan yield	4.06%	4.02%	4.25%	4.25%	4.13%	4.04%	4.19%
Earning asset yield	3.53%	3.32%	3.74%	3.76%	3.71%	3.42%	3.82%
Cost of funds	0.46%	0.38%	0.41%	0.45%	0.51%	0.42%	0.53%
Net interest margin, taxable equivalent	3.21%	3.06%	3.47%	3.47%	3.37%	3.13%	3.47%
Net loan charge-offs to average loans	-0.08%	-0.04%	0.02%	-0.01%	-0.01%	-0.06%	0.00%
Nonperforming loans to total loans	0.22%	0.24%	0.37%	0.53%	0.55%	0.22%	0.55%
Nonperforming assets to total assets	0.18%	0.19%	0.28%	0.42%	0.45%	0.18%	0.45%
Allowance for loan losses to loans	0.95%	0.94%	0.91%	0.92%	0.88%	0.95%	0.88%

Bank First Corporation
Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)

	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$2,245,335	$90,810	4.04%	$2,160,774	$88,771	4.11%
Tax-exempt	96,619	4,224	4.37%	86,252	4,065	4.71%
Securities
Taxable (available for sale)	236,441	4,857	2.05%	103,774	2,242	2.16%
Tax-exempt (available for sale)	77,372	2,083	2.69%	70,112	2,206	3.15%
Taxable (held to maturity)	27,700	710	2.56%	-	-	-
Tax-exempt (held to maturity)	5,296	136	2.57%	5,917	152	2.57%
Cash and due from banks	286,613	2,099	0.73%	207,021	190	0.09%
Total interest-earning assets	2,975,376	104,919	3.53%	2,633,850	97,626	3.71%
Non interest-earning assets	233,096			220,551
Allowance for loan losses	(22,088)			(18,821)
Total assets	$3,186,384			$2,835,580
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$233,793	$422	0.18%	$211,562	$251	0.12%
Savings accounts	607,151	2,326	0.38%	483,567	1,754	0.36%
Money market accounts	671,617	2,145	0.32%	660,011	2,303	0.35%
Certificates of deposit	230,217	1,816	0.79%	289,778	3,206	1.11%
Brokered Deposits	9,238	272	2.94%	16,174	457	2.83%
Total interest bearing deposits	1,752,016	6,981	0.40%	1,661,092	7,971	0.48%
Other borrowed funds	301,353	2,409	0.80%	62,303	811	1.30%
Total interest-bearing liabilities	2,053,369	9,390	0.46%	1,723,395	8,782	0.51%
Non-interest bearing liabilities
Demand Deposits	814,504			792,064
Other liabilities	1,027			11,920
Total Liabilities	2,868,900			2,527,379
Shareholders' equity	317,484			308,201
Total liabilities & sharesholders' equity	$3,186,384			$2,835,580
Net interest income on a fully taxable equivalent basis		95,529			88,844
Less taxable equivalent adjustment		(1,353)			(1,349)
Net interest income		$94,176			$87,495
Net interest spread (3)			3.07%			3.20%
Net interest margin (4)			3.21%			3.37%

(1)  Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.

(2)  Nonaccrual loans are included in average amounts outstanding.

(3)  Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)  Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.

Bank First Corporation
Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Six Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)

	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$2,210,344	$88,990	4.03%	$2,131,670	$89,867	4.22%
Tax-exempt	96,803	4,209	4.35%	90,045	4,197	4.66%
Securities
Taxable (available for sale)	214,990	5,040	2.34%	102,179	2,448	2.40%
Tax-exempt (available for sale)	80,922	2,117	2.62%	70,694	2,232	3.16%
Taxable (held to maturity)	13,926	357	-	-	-	-
Tax-exempt (held to maturity)	5,599	144	2.57%	6,287	159	2.53%
Cash and due from banks	365,618	1,412	0.39%	190,169	174	0.09%
Total interest-earning assets	2,988,202	102,269	3.42%	2,591,044	99,077	3.82%
Non interest-earning assets	231,828			220,647
Allowance for loan losses	(21,427)			(18,430)
Total assets	$3,198,603			$2,793,261
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$235,778	$347	0.15%	$216,498	$253	0.12%
Savings accounts	589,869	2,123	0.36%	459,267	1,663	0.36%
Money market accounts	677,475	2,031	0.30%	643,526	2,220	0.34%
Certificates of deposit	233,636	1,853	0.79%	303,153	3,720	1.23%
Brokered Deposits	10,455	305	2.92%	17,205	487	2.83%
Total interest bearing deposits	1,747,213	6,659	0.38%	1,639,649	8,343	0.51%
Other borrowed funds	319,484	1,952	0.61%	69,483	789	1.14%
Total interest-bearing liabilities	2,066,697	8,611	0.42%	1,709,132	9,132	0.53%
Non-interest bearing liabilities
Demand Deposits	807,847			765,141
Other liabilities	3,906			318,988
Total Liabilities	2,878,450			2,793,261
Shareholders' equity	320,153			304,288
Total liabilities & sharesholders' equity	$3,198,603			$3,097,549
Net interest income on a fully taxable equivalent basis		93,658			89,945
Less taxable equivalent adjustment		(1,359)			(1,383)
Net interest income		$92,299			$88,562
Net interest spread (3)			3.01%			3.29%
Net interest margin (4)			3.13%			3.47%

(1)  Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.

(2)  Nonaccrual loans are included in average amounts outstanding.

(3)  Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)  Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.